UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 29, 2016

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2016 Meritage Homes Corporation (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), which amends that certain Amended and Restated Credit Agreement, dated as of June 13, 2014 (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Among other things, the Second Amendment extends the maturity date of a substantial portion of the facility from July 9, 2019 to July 9, 2020. Of the total commitment of $500 million, $60 million matures on July 9, 2019 and $440 million matures on July 9, 2020.
The Credit Agreement’s financial covenants were not modified in connection with the Second Amendment. As of the date of the Second Amendment, no borrowings were outstanding under the Credit Agreement, while the Company had outstanding letters of credit totaling $32.1 million, leaving $467.9 million available under the Credit Agreement to be drawn.
The foregoing description is qualified in its entirety by reference to Second Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Second Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2016

MERITAGE HOMES CORPORATION

By:	/s/ HILLA SFERRUZZA
Hilla Sferruzza
Executive Vice President and Chief Financial Officer